As filed with the Securities and Exchange Commission on March 23, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aardvark Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	82-1606367 (I.R.S. Employer Identification Number)

4370 La Jolla Village Drive, Suite 1050
San Diego, CA 92122
(858) 225-7696
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tien-Li Lee, M.D.
Chief Executive Officer
Aardvark Therapeutics, Inc.
4370 La Jolla Village Drive, Suite 1050
San Diego, CA 92122
(858) 225-7696
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Jeffrey T. Hartlin, Esq.
Samantha H. Eldredge, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
(650) 320-1800

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains:

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a base prospectus, which covers the offering, issuance and sale by us of up to $400,000,000 in the aggregate of the securities identified herein from time to time in one or more offerings; and
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a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $150,000,000 of our common stock that may be issued and sold from time to time under an Equity Distribution Agreement, dated March 23, 2026 (the Equity Distribution Agreement), through Piper Sandler & Co. acting as sales agent.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The equity distribution agreement prospectus immediately follows the base prospectus. The $150,000,000 of common stock that may be offered, issued and sold by us pursuant to the Equity Distribution Agreement and under the equity distribution agreement prospectus is included in the $400,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Equity Distribution Agreement or the equity distribution agreement prospectus, any portion of the $150,000,000 included in the equity distribution agreement prospectus that is not sold pursuant to the Equity Distribution Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Equity Distribution Agreement and the equity distribution agreement prospectus, the full $400,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION — DATED MARCH 23, 2026

PROSPECTUS

Aardvark Therapeutics, Inc.

$400,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

Depositary Shares

From time to time, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities, in one or more offerings. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, rights, depositary shares or units. The aggregate initial offering price of all securities sold under this prospectus will not exceed $400,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any of the securities being offered.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Select Market under the trading symbol “AARD.” On March 20, 2026, the last reported sale price of our common stock was $4.07 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Select Market or other securities exchange of the securities covered by the applicable prospectus supplement.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act) and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission (SEC). See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company”.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 10 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

The securities may be offered and sold from time to time, through agents designated by us or to or through underwriters, brokers or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents, underwriters, brokers or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters, brokers or dealers and any applicable fees, commissions, discounts and over allotment options will be set forth in a prospectus supplement or a related free writing prospectus. When applicable, the price to the public of such securities and the net proceeds we expect to receive from such sale, if any, will also be set forth in a prospectus supplement or a related free writing prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act of 1933, as amended (the Securities Act), utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell securities from time to time and in one or more offerings up to a total dollar amount of $400,000,000 as described in this prospectus. This prospectus provides you with a general description of the securities we may offer.

Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any related free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should not assume that the information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

For investors outside the United States: neither we nor any of our respective affiliates have done anything that would permit this offering or the possession or distribution of this prospectus in any jurisdiction where action for those purposes is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, this offering of securities and the distribution of this prospectus outside the United States.

Unless the context requires otherwise, references in this prospectus to “Aardvark,” “we,” “us” and “our” refer to Aardvark Therapeutics, Inc. and its subsidiaries, unless otherwise specified.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements about us and our industry within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of preclinical studies and clinical trials, research and development plans and costs, plans for manufacturing, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus and the documents incorporated by reference herein may include, but are not limited to, statements about:

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the initiation, timing, progress and results of our preclinical studies, clinical trials and research and development programs for our product candidates;
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our ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo for our product candidates;
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our ability to successfully complete our clinical trials;
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our ability to quickly leverage our initial product candidates and to progress additional candidates;
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the prevalence of certain diseases and conditions we intend to treat and the size of the market opportunity for our product candidates;
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estimates of the number of patients with certain diseases and conditions we intend to treat and the number of subjects that we intend to enroll in our clinical trials;
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the likelihood of our clinical trials demonstrating safety and efficacy of our product candidates;
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the beneficial characteristics, including safety, efficacy and therapeutic effects, and potential advantages of our product candidates;
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the timing or likelihood of regulatory filings and approval for our product candidates;
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our ability to meet future regulatory standards with respect to our product candidates, if approved;
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our plans relating to the further development and manufacturing of our product candidates, including additional indications that we may pursue;
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our ability to identify additional product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;
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the rate and degree of market acceptance and therapeutic benefits of our product candidates, if approved, and any other product candidates we may develop;
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the implementation of our strategic plans for our business, product candidates, research programs and technologies;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
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anticipated developments related to our competitors and our industry;
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our competitive position and ability to leverage the clinical, regulatory and manufacturing advancements to accelerate our clinical trials and regulatory approval of product candidates;
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the success of competing therapies that are or may become available;
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our ability to identify and enter into future license agreements and collaborations;
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the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators with development, regulatory, manufacturing or commercialization expertise;
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our ability to efficiently and cost-effectively conduct our current and future clinical trials;
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our reliance on third parties to conduct clinical trials of our product candidates;
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our reliance on third parties for the manufacture of our product candidates;
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our plans relating to sales strategy, manufacturing and commercializing our product candidates, if approved;
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our ability to attract and retain sales personnel, or to contract with a sales organization, if our product candidates are approved;
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anticipated regulatory and legal developments in the United States and foreign countries in which we may seek regulatory approval for our product candidates in the future;
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our ability to attract and retain key scientific and management personnel;
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our expected or anticipated financial performance;
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our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates, if approved;
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our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;
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the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;
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our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act or a smaller reporting company; and
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estimates of our expenses, capital requirements and needs for additional financing.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 23, 2026, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus or in the documents incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus and the documents incorporated by reference in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and the related notes, as well as the exhibits to the registration statement of which this prospectus is a part.

Overview

We are a clinical-stage biopharmaceutical company focused on developing novel, small-molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases. We target biological pathways associated with alleviating hunger that we believe have the potential to deliver transformative outcomes for patients. We have focused our efforts on developing selective compounds, targeting Bitter Taste Receptors (TAS2Rs) for hunger-associated conditions. Our initial compounds target TAS2Rs expressed in the gut lumen, which normally respond to the chemicals in food and participate in the gut-brain axis. Our research has shown that activating these receptors can induce the secretion of endogenous signaling molecules, including cholecystokinin (CCK), peptide YY (PYY) and glucagon-like peptide-1 (GLP-1).

TAS2Rs are a family of 26 different nutrient-sensing G protein-coupled receptors (GPCRs) that are broadly expressed among vertebrates. TAS2Rs are present in the oral cavity to convey bitter taste and are highly expressed in many other tissues throughout the body where they are key in regulating metabolic and inflammatory pathways. CCK has long been recognized as a promising pharmaceutical target because its release is triggered with food and it helps suppress hunger, which is the feeling of discomfort that comes from a perception of not having eaten recently. We believe suppression of hunger could be complementary to the suppression of appetite reported from patients on GLP-1 receptor targeted treatments, which reduce the desirability of food. Previous approaches to directly agonize CCK receptors through exogenous molecules have been limited by safety concerns driven by systemic exposure, resulting in on-target, off-tissue toxicity, and in turn leading to adverse effects, such as pancreatitis. Our wholly-owned lead product candidate, ARD-101, is an oral, largely gut-restricted small-molecule agonist of certain TAS2Rs expressed in the gut lumen. ARD-101, in contrast to previous approaches to directly agonize CCK receptors, elicits the endogenous release of CCK by leveraging the body’s natural response to TAS2R agonism. Besides our product candidates, we are not aware of any approved or other clinical-stage candidates targeting certain TAS2Rs.

ARD-101 has limited systemic absorption, which we believe reduces the potential for systemic toxicity and has contributed to ARD-101 being well-tolerated in our Phase 1 and 2 trials. We have completed a Phase 1 clinical trial of ARD-101 in healthy volunteers and a Phase 2 clinical trial in subjects with hyperphagia associated with Prader-Willi Syndrome (PWS). The Phase 2 clinical trial in hyperphagia associated with PWS evaluated two dosing regimens over 28 days followed by a 14-day withdrawal period. In Part 1 of the trial, 12 subjects completed the treatment period at a fixed dose of 200 mg delivered orally twice daily (BID). These 12 subjects that completed treatment had no significant treatment-related adverse events and, of these subjects, eight completed the Hyperphagia for Clinical Trial Questionnaire-9 (HQ-CT 9), with seven having complete post–database lock datasets. In this subgroup of seven, the mean decline at day 28 was approximately 9 points. In Part 2 of the trial, four subjects were dosed under a revised protocol: 400 mg BID for seven days, followed by 600 mg BID for seven days and ending with 800 mg BID for 14 days. The four subjects that completed the trial per protocol had only grade 1 treatment-related adverse events and showed a decrease in HQ-CT 9 of approximately eight points at 28 days. In our completed Phase 2 clinical trial in subjects with hyperphagia associated with PWS, ARD-101 was shown to be well-tolerated and demonstrated clinical activity through a reduction in Hyperphagia Questionnaire for Clinical Trials (HQ-CT) scores.

In the second quarter of 2025, we initiated dosing for a Phase 3 clinical trial for hyperphagia associated with PWS, which we refer to as the HERO (Hunger Elimination or Reduction Objective) trial. We previously reached alignment with the FDA on a protocol for a Phase 3 clinical trial, which we initiated in December 2024. In August 2025, we submitted a protocol amendment to remove the use of anti-psychotics and insulin-requiring type 2 diabetes as exclusion criteria for the clinical trial. In October 2025, we reached alignment with the FDA on a protocol amendment to lower the minimum age of eligibility to participate in the trial from 13 to 10 years of age. This change broadened the eligible trial population and expanded the potential addressable opportunity within PWS. In

December 2025, we submitted an additional protocol amendment seeking to further lower the minimum age of eligibility to participate in the trial to 7 years of age. During the third quarter of 2025, we commenced enrollment for the HERO Open Label Extension (OLE) trial, which was available to patients completing the HERO trial and we initiated our first clinical sites in Australia. In January 2026, we announced over 50% completion of the target enrollment of 90 patients in the HERO trial and within the first quarter of 2026, we initiated clinical sites in the UK, South Korea and Canada.

On February 27, 2026, we voluntarily paused enrollment and dosing in the HERO and OLE trials following reversible cardiac observations in a healthy volunteer study and are currently reviewing the data and collaborating with the FDA to determine next steps. As a result, aspects of the trial design, development timeline and future clinical plans may change. Following the voluntary pause, we are reviewing the trial designs and protocols in collaboration with the FDA and the previously agreed protocol elements may be revisited.

Our second TAS2R program, ARD-201, was planned to be a fixed-dose combination of ARD-101 and a dipeptidyl peptidase-4 (DPP-4) inhibitor for the treatment of obesity and obesity-related conditions. We previously initiated a Phase 2 clinical trial, which we referred to as the POWER (Prevention Of WEight Regain) trial, in December 2025, to explore the efficacy of ARD-201 in the prevention of weight regain among patients who have successfully lost over 15% of body weight on GLP-1RA therapy. In addition, we previously planned to initiate a second Phase 2 trial for ARD-201 in the first half of 2026, which we referred to as the STRENGTH (Sitagliptin and TAS2R for weight Reduction with Exercise, Nutrition, and GLP-1RA Trial and Hunger assessment) trial. Because ARD-201 contains ARD-101 as a component of the planned combination therapy, we are assessing the potential implications of the voluntary pause of the HERO trial on the ARD-201 program. Following this assessment, we have voluntarily paused the STRENGTH and POWER clinical trials while we complete our ongoing evaluation of the safety observations identified in the healthy volunteer study of ARD-101 and continue discussions with the FDA regarding next steps for the ARD-101 program. We expect to provide further guidance in the second quarter of 2026.

In preparation for these trials, we expanded our clinical management and regulatory capabilities, including hiring clinical, regulatory and quality personnel, and we expect to continue to need to expand our clinical management and regulatory capabilities and to rely on third parties to conduct our later stage or pivotal clinical trials in the future. However, the timing of additional staffing and operational expansion may be delayed as we evaluate next steps following the voluntary pause of the HERO trial and related clinical programs.

Our Pipeline

We are advancing the below portfolio of wholly-owned novel and proprietary small-molecule programs that we believe can induce satiety in patients with hunger-associated indications, as outlined below. As discussed above, certain clinical programs, including the HERO trial for ARD-101 and the POWER and STRENGTH trials for ARD-201, are currently paused while we evaluate safety observations and continue discussions with the FDA regarding next steps.

Our Hunger Associated TAS2R Pipeline

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

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not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
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permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;
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reduced disclosure obligations regarding executive compensation in our periodic reports and Annual Reports on Form 10-K; and
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exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

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the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;
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the last day of the fiscal year following the fifth anniversary of the Initial Public Offering, or December 31, 2030;
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the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and
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the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the Exchange Act) (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

We are also a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our common stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Corporate Information

We were incorporated in Delaware on May 17, 2017. Our principal executive offices are located at 4370 La Jolla Village Drive, Suite 1050, San Diego, CA 92122 and our telephone number is (858) 225-7696. We have two wholly-owned subsidiaries, Artisan Therapeutics, Inc., incorporated in Delaware in October 2024, and Ardia Therapeutics, Inc, incorporated in Delaware in February 2026. Our website address is https://aardvarktherapeutics.com. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part or any prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

Description of Securities

We may offer shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in combination with other securities or in units, up to a total aggregate offering price of $400,000,000 from time to time in one or more offerings under this prospectus, together with the applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of any relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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designation or classification;
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aggregate principal amount or aggregate offering price;
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maturity date, if applicable;
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original issue discount, if any;
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rates and times of payment of interest or dividends, if any;
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redemption, conversion, exercise, exchange or sinking fund terms, if any;

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ranking;
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restrictive covenants, if any;
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voting or other rights, if any;
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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
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material or special U.S. federal income tax considerations, if any.

The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference.

The securities may be offered directly to investors from time to time, through agents designated by us or to or through agents, underwriters, brokers or dealers. We, and our agents, underwriters, brokers or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters, brokers or dealers, we will include in the applicable prospectus supplement:

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the names of those agents, underwriters, brokers or dealers;
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applicable fees, discounts and commissions to be paid to them;
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details regarding over-allotment or other options to purchase additional securities, if any; and
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the net proceeds to us, if any.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. See “Use of Proceeds” on page 11 of this prospectus.

Nasdaq Global Select Market Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AARD.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Special Note Regarding Forward-Looking Statements”, you should carefully consider the risks and uncertainties described under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K, together with all of the other information appearing in or incorporated by reference into this prospectus, as updated by our subsequent filings with the SEC, as well as the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before deciding to invest in our securities. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement, any free writing prospectus, any post-effective amendment or in any filing or document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to in-license, acquire, or invest in complementary businesses, technology platforms, products, services, technologies or other assets. However, we do not have any agreements or commitments to enter into any material acquisitions or investments at this time.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus or any applicable prospectus supplement. Accordingly, we will retain broad discretion over the use of such proceeds. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds, if any, received from the sale of any securities sold pursuant to such prospectus supplement or free writing prospectus. Pending application of the net proceeds as described above, we intend to invest the net proceeds from the offering that are not used as described above in U.S. federal government or agency-issued obligations, FDIC-insured certificates of deposit, municipal bonds and money market accounts.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock, as well as other material terms of our fourth amended and restated certificate of incorporation, as may be amended or restated from time to time (our Certificate of Incorporation) and amended and restated bylaws, as may be amended or restated from time to time (our Bylaws) and certain provisions of Delaware law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find Additional Information.” The summary below is also qualified by reference to the provisions of the General Corporation Law of the State of Delaware (the DGCL), as applicable.

Our authorized capital stock consists of 490,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of undesignated preferred stock, $0.00001 par value per share. Our board of directors is authorized, without stockholder approval except as required by the rules and listing standards of The Nasdaq Stock Market LLC, to issue additional shares of our capital stock. As of December 31, 2025, we had 21,815,353 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding capital stock is required to take certain actions, including amending certain provisions of our Certificate of Incorporation, including the provisions relating to amending our Bylaws, the classified board and director liability. Our Certificate of Incorporation provides for a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class is subject to election at each annual meeting of our stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights, and is not subject to conversion, redemption, or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of our common stock are, and the shares of our common stock to be issued pursuant to this prospectus or which may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, or upon exercise of warrants, units or rights to be issued pursuant to this prospectus, will be, fully paid and non-assessable.

Preferred Stock

Our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company or other corporate action and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock. We have no current plan to issue any shares of preferred stock.

Registration Rights

Investors’ Rights Agreement

In May 2024, in connection with our Series C preferred stock financing, we entered into an Amended and Restated Investors’ Rights Agreement, as subsequently amended (the Rights Agreement). The Rights Agreement granted certain rights to the holders of our then-outstanding convertible preferred stock, including certain registration rights with respect to the registrable securities held by them.

Certain holders of the shares of our common stock that were issued upon the automatic conversion of our convertible preferred stock in connection with our initial public offering completed in February 2025 (IPO) are entitled to these demand, piggyback and Form S-3 registration rights pursuant to the Rights Agreement. We will pay the registration expenses, other than the underwriting discounts, selling commissions stock transfer taxes and certain fees and disbursements of counsel for the holders of the shares registered pursuant to the demand, piggyback and Form S-3 registrations described below.

Generally, in an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares the holders may include. The demand, piggyback and Form S-3 registration rights described below will expire no later than February 14, 2028 (the date that is three years after the completion of our IPO) or, with respect to any particular holder, at such time that such holder may immediately sell all of its shares of registrable securities under Rule 144 of the Securities Act during any 90-day period.

Demand Registration Rights

Certain holders of the shares of our common stock that were issued upon the automatic conversion of our convertible preferred stock in connection with our IPO are entitled to certain demand registration rights pursuant to the Rights Agreement. The holders of a majority of the registrable securities then outstanding may request that we register all or a portion of their shares. Such request for registration must cover registrable securities with an anticipated aggregate offering price, after deduction for underwriters’ discounts and expenses related to the issuance, of at least $20.0 million.

Piggyback Registration Rights

In the event that we propose to register any of our securities under the Securities Act, either for our own account or for the account of other security holders, the holders of registrable securities subject to the Rights Agreement will be entitled to certain piggyback registration rights pursuant thereto allowing such holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to: (i) a demand registration as described above; (ii) a registration on Form S-3 as described below; (iii) a registration relating solely to employee benefit plans; (iv) a registration relating to the offer and sale of debt securities; (v) a registration relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act; or (vi) a registration on any registration form that does not permit secondary sales, then holders of these shares are entitled to notice of the registration and have the right to include their shares in the registration, subject to limitations that the underwriters may impose on the number of shares included in the offering.

S-3 Registration Rights

Certain holders of the shares of our common stock that were issued upon the automatic conversion of our convertible preferred stock in connection with our IPO are entitled to certain Form S-3 registration rights pursuant to the Rights Agreement. Such holders of registrable securities can make a request that we register their shares on Form S-3, provided that (i) such holders must hold an aggregate of not less than 15% of the registrable securities then outstanding and (ii) such holders, together with the holders of any other securities entitled to inclusion in such registration, propose to sell securities at an aggregate price of at least $1.0 million. We will not be required to effect a registration on Form S-3 within 60 days of a registration initiated by us, to effect more than two registrations on Form S-3 within any 12-month period or to effect any registration that our board of directors deems in good faith to be materially detrimental to our company and our stockholders, subject to certain limitations. If the holders requesting registration intend to distribute their shares by means of an underwritten offering, the underwriter of such offering will have the right to limit the number of shares to be underwritten.

Election and Removal of Directors; Vacancies

The exact number of directors will be fixed from time to time by resolution of our board of directors. Directors are elected by a plurality of the votes of the shares of our capital stock present in person or represented by proxy at the stockholders’ meeting and entitled to vote on the election of directors.

No director may be removed except for cause, and directors may be removed for cause only by an affirmative vote of shares representing not less than 66-2/3% of the then-outstanding shares then entitled to vote at an election of directors, voting together as a single class.

Any vacancy occurring on our board of directors and any newly created directorship may be filled only by a majority of the remaining directors in office.

Staggered Board

Our board of directors is divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our board of directors could have the effect of increasing the length of time necessary to change the composition of a majority of our board of directors. In general, at least two annual meetings of stockholders will typically be necessary for stockholders to effect a change in a majority of the members of our board of directors.

Limitation on Action by Written Consent

Our Certificate of Incorporation and our Bylaws provide that holders of our common stock are not able to act by written consent without a meeting.

Stockholder Meetings

Our Certificate of Incorporation and our Bylaws provide that special meetings of our stockholders may be called only by the Chairperson of our board of directors, our Chief Executive Officer (or President, in the absence of a Chief Executive Officer) or a majority of the directors. Our Certificate of Incorporation and our Bylaws specifically deny any power of any other person to call a special meeting.

Amendment of the Certificate of Incorporation

The provisions of our Certificate of Incorporation under Part B of Article V, Article VI, Article VII, Article VIII, Article IX, Article X and Article XI may be amended only by the affirmative vote of holders of at least 66-2/3% of the voting power of our then-outstanding shares of voting stock entitled to vote generally in an election of directors, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of our outstanding shares of capital stock is generally required to amend other provisions of our Certificate of Incorporation.

Amendment of Bylaws

The provisions of our Bylaws may be amended or repealed, and new bylaws may be adopted by (i) our board of directors, with the affirmative vote of a majority of directors present at any regular or special meeting of our board of directors called for that purpose, or (ii) our stockholders, with the affirmative vote of holders of at least 66-2/3% of the voting power of our then-outstanding shares of voting stock entitled to vote generally in an election of directors, voting together as a single class.

Other Limitations on Stockholder Actions

Our Bylaws impose some procedural requirements on stockholders who wish to:

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make nominations in the election of directors;
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propose that a director be removed;
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propose any repeal or change in our Bylaws; or
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propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with the following:

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a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;
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the stockholder’s name and address;
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any material interest of the stockholder in the proposal;
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the number of shares beneficially owned by the stockholder, the date or dates such shares were acquired and the investment intent of such acquisition; and
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any pledge by the stockholder with respect to such shares.

To be timely, a stockholder must generally deliver notice:

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in connection with an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by us not later than the 120th day prior to the date of the annual meeting and not later than (i) the 90th day prior to such annual meeting or; (ii) if later, the 10th day following the day on which we first publicly announce the date of the annual meeting; or
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in connection with the election of a director at a special meeting of stockholders, during the period not less than 90 nor more than 120 days prior to the date of the special meeting, or, if later, the 10th day following the day on which public disclosure of such special meeting was first made.

In order to submit a nomination for our board of directors, a stockholder must also submit all information with respect to the nominee that would be required to be included in a proxy statement, as well as other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Limitation of Liability of Directors and Officers

Our Certificate of Incorporation provides that no director or officer will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director or officer, except as required by applicable law, as in effect from time to time. Section 102(b)(7) of the DGCL, permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for:

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any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
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any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
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as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;
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as an officer, derivative claims brought on behalf of the corporation by a stockholder; or
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any transaction from which the director or officer derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director or officer for breach of fiduciary duty as a director or officer, including breaches resulting from grossly negligent behavior, except in the situations described above.

Our Certificate of Incorporation and Bylaws also provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending these provisions will not reduce our indemnification obligations relating to actions taken before an amendment.

Forum Selection

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of fiduciary duty owed to us or our stockholders by any director, officer or other employee of our company; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our Certificate of Incorporation and our Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Furthermore, our Certificate of Incorporation also provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Although our Certificate of Incorporation contains the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

Our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in our Certificate of Incorporation or our Bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company or our directors, officers or other employees, which may discourage such lawsuits against our company and our directors, officers and other employees and result in increased costs for investors to bring a claim.

Anti-Takeover Provisions

Certain provisions of Delaware law, along with our Certificate of Incorporation and our Bylaws, may have the effect of delaying, deferring, or discouraging (i) acquiring control of our company by means of a proxy contest, tender offer or otherwise; or (ii) removing our incumbent officers and directors. These provisions, as well as our ability to issue preferred stock, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Delaware Law

We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 48 Wall Street, Floor 23, New York, New York 10005.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AARD”.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes the general terms and provisions of our debt securities that may be offered pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

The debt securities will be issued under an indenture to be entered into between us and the trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939. You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:

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the title of the debt securities;
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the price or prices (expressed as a percentage of the principal amount) at which we will issue the debt securities;
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any limit on the aggregate principal amount of the debt securities;
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the date or dates on which we will pay the principal on the debt securities;
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the form of the debt securities;
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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;
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the place or places where principal of and interest on the debt securities will be payable;
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the applicability of any guarantees;
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the terms and conditions upon which we may redeem the debt securities;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;
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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;
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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
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whether the debt securities will be issued in the form of certificated debt securities or global debt securities;
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if the debt securities of the series will be issued in whole or in part in the form of a global debt security, the terms and conditions, if any, upon which such global debt security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;
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the principal amount due at maturity, and whether the debt securities will be issued with original issue discount;
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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;
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the currency of denomination of the debt securities;
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the designation of the currency, currencies or currency units in which payment of principal of and interest on the debt securities will be made;
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if payments of principal of or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
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the manner in which the amounts of payment of principal of or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;
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any provisions relating to any security provided for the debt securities;
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the terms of the subordination of any series of the debt securities;
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restrictions on transfer, sale or other assignment of the debt securities, if any;
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if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

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the right, if any, to extend the interest payment periods or defer the payment of interest and maximum length of any such deferral period;
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with regard to the debt securities that do not bear interest, the dates for certain required reports to the trustee;
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any provisions granting special rights to holders when a specified event occurs;
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any addition to or change in the provisions relating to or dealing with defeasance;
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any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
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any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;
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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series; and
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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

In addition, the indenture does not limit our ability to issue convertible or subordinated debt securities. Any conversion or subordination provisions of a particular series of debt securities will be set forth in the resolution of our board of directors, the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as depositary, or a nominee (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security) as set forth in the applicable prospectus supplement. Except as set forth under the heading “—Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

We will require the depositary to agree to follow the following procedures with respect to book-entry debt securities.

Ownership of beneficial interests in book-entry debt securities will be limited to persons who have accounts with the depositary for the related global debt security, which we refer to as participants, or persons who may hold interests through participants. Upon the issuance of a global debt security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the book-entry debt securities represented by such global debt security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in book-entry debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of that global debt security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the book-entry debt securities represented by such global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing securities and will not be considered the owners or holders of those securities under the indenture. Accordingly, each person beneficially owning book-entry debt securities must rely on the procedures of the depositary for the related global debt security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

We understand, however, that under existing industry practice, the depositary will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities, and the indenture provides that we, the trustee and our respective agents will treat as the holder of a debt security the persons specified in a written statement of the depositary with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities pursuant to the indenture.

We will make payments of principal of, and premium and interest on, book-entry debt securities to the depositary or its nominee, as the case may be, as the registered holder of the related global debt security. Aardvark, the trustee and any other agent of ours or agent of the trustee will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

We expect that the depositary, upon receipt of any payment of principal of, and premium or interest on, a global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to the respective amounts of book-entry debt securities held by each participant as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through those participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We will issue certificated debt securities in exchange for each global debt security if the depositary is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities and, in that event, will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the book-entry debt securities represented by those global debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of book-entry debt securities relating to such global debt security.

We have obtained the foregoing information concerning the depositary and the depositary’s book-entry system from sources we believe to be reliable, but we take no responsibility for the accuracy of this information.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Subordination

Debt securities of a series may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries.

Consolidation, Merger or Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:

•
we are the surviving corporation or the successor person (if other than our Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;
•
immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the indenture; and
•
certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•
default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);
•
default in the payment of principal of any debt security of that series when due and payable;
•
default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;
•
certain events of bankruptcy, insolvency or reorganization of our company; and
•
any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series outstanding at the time occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and
•
the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than 25% in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•
reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;
•
reduce the principal of or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;
•
reduce the principal amount of discount securities payable upon acceleration of maturity;
•
waive a default in the payment of the principal of or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);
•
make the principal of or interest on any debt security payable in currency other than that stated in the debt security;
•
make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of and interest on those debt securities and to institute a suit for the enforcement of any such payment and to waivers or amendments; or
•
waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•
we may omit to comply with the covenant described under the heading “—Consolidation, Merger or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and
•
any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:

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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, foreign government obligations, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay and discharge each installment of principal of and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and
•
delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.

“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars:

•
direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged which are not callable or redeemable at the option of the issuer thereof; or
•
obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government which are not callable or redeemable at the option of the issuer thereof.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act of 1939, as amended, that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indentures or in the Trust Indenture Act of 1939, as amended), it must eliminate such conflict or resign.

Regarding Payments and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the regular record date for the interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agent designated by us, except that unless we indicate otherwise in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we indicate otherwise in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. The warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. The statements made in this section relating to the warrant agreement are summaries only. These summaries are not complete. When we issue warrants, we will provide the specific terms of the warrants and the applicable warrant agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable warrant agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including:

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the title of the debt warrants;
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the aggregate number of the debt warrants;
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the price or prices at which the debt warrants will be issued;
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the currencies in which the debt warrants are being offered;
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the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;
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the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;
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the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•
the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;
•
the terms of any rights to redeem or call the debt warrants;
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the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
•
the maximum or minimum number of the debt warrants that may be exercised at any time;
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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•
information with respect to book-entry procedures, if any;
•
the manner in which the warrant agreements and warrants may be modified;

•
a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants; and
•
any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments of principal, premium or interest on the securities purchasable upon the exercise of debt warrants.

Equity Warrants

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, the warrant agreement relating to the preferred stock warrants or common stock warrants and the warrant certificates representing the preferred stock warrants or common stock warrants, including:

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the title of the warrants;
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the securities for which the warrants are exercisable;
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the price or prices at which the warrants will be issued and exercisable;
•
the currencies in which the warrants are being offered;
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if applicable, the number of warrants issued with each share of preferred stock or share of common stock;
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if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;
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the terms of any rights to redeem or call the warrants;
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the date on which the right to exercise the warrants will commence, and the date on which the right will expire;
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the maximum or minimum number of warrants which may be exercised at any time;
•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•
information with respect to book-entry procedures, if any;
•
the manner in which the warrant agreements and warrants may be modified;
•
a discussion of the material United States federal income tax considerations applicable to exercise of the warrants; and
•
any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise provided in the applicable prospectus supplement, holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or to exercise any rights whatsoever as stockholders.

Except as provided in the applicable prospectus supplement, the exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each warrant, we may elect to adjust the number of warrants. Unless otherwise provided in the applicable prospectus supplement, no adjustments in the number of shares purchasable upon exercise of the warrants will be required until all cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, except as otherwise provided in the applicable prospectus supplement, in case of any consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding warrant will have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which each warrant was exercisable immediately prior to the particular triggering event.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price, or on a cashless basis if applicable, provided in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities, shares of preferred stock or shares of common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the internal laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

General

We may issue rights to purchase common stock, preferred stock, debt securities, warrants, units and/or any of the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, debt securities, warrants, units or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

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the title of the rights;
•
the date of determining the stockholders entitled to the rights distribution;
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the title, aggregate number or amount of underlying securities purchasable upon exercise of the rights;
•
the exercise price;
•
the currencies in which the rights are being offered;
•
the aggregate number of rights issued;
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whether the rights are transferable and the date, if any, on and after which the rights will be separately transferable;
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the date on which the right to exercise the rights will commence and the date on which the right to exercise the rights will expire;
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the method by which holders of rights will be entitled to exercise;
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the conditions to the completion of the offering, if any;
•
the withdrawal, termination and cancellation rights, if any;
•
whether there are backstop or standby purchaser or purchases and the terms of their commitment, if any;
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whether stockholders are entitled to oversubscription rights, if any; and
•
any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable, including any provisions for modifying any of the terms of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights or subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock, debt securities, warrants, units or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

General

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and/or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The statements made in this section relating to the unit agreement are summaries only. These summaries are not complete. When we issue units, we will provide the specific terms of the units and the applicable unit agreement in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the applicable unit agreement itself, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•
any provisions of the governing unit agreement that differ from those described below; and
•
any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Depositary Shares” will apply to each unit and to any debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants or rights included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities.”

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. We will deposit with a depositary, referred to as the preferred stock depositary, shares of preferred stock of each series represented by depositary shares. We will enter into a deposit agreement with the preferred stock depositary and holders from time to time of the depositary receipts issued by the preferred stock depositary which evidence the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the holder’s fractional interest in the preferred stock, to all the rights and preferences of the series of the preferred stock represented by the depositary shares, including dividend, voting, conversion, redemption and liquidation rights.

Immediately after we issue and deliver the preferred stock to a preferred stock depositary, we will cause the preferred stock depositary to issue the depositary receipts on our behalf. You may obtain copies of the applicable form of deposit agreement and depositary receipt from us upon request. The statements made in this section relating to the deposit agreement and the depositary receipts are summaries only. These summaries are not complete and we may modify any of the terms of the depositary shares described in this prospectus in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. For more detail, we refer you to the deposit agreement, which we will file as an exhibit to, or incorporate by reference in, the registration statement.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received relating to the preferred stock to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, subject to the obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts in proportion to the number of the depositary receipts owned by the holders, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

No distribution will be made relating to any depositary share that represents any preferred stock converted into other securities.

Withdrawal of Stock

Assuming we have not previously called for redemption or converted into other securities the related depositary shares, upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary, the holders will be entitled to delivery at that office of the number of whole or fractional shares of the preferred stock and any money or other property represented by the depositary shares. Holders of depositary receipts will be entitled to receive shares of the related preferred stock as specified in the applicable prospectus supplement, but holders of the shares of preferred stock will no longer be entitled to receive depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the preferred stock depositary, the preferred stock depositary will concurrently redeem the number of depositary shares representing shares of the preferred stock so redeemed, provided we have paid the applicable redemption price for the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable relating to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata or by any other equitable method determined by us.

From and after the date fixed for redemption:

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all dividends relating to the shares of preferred stock called for redemption will cease to accrue;
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the depositary shares called for redemption will no longer be deemed to be outstanding; and
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all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease, except the right to receive any moneys payable upon the redemption and any money or other property to which the holders of the depositary receipts were entitled upon redemption and surrender to the preferred stock depositary.

Any funds we deposit with the preferred stock depositary for redemption of depositary shares that the holders fail to redeem will be returned to us after a period of two years from the date the funds are deposited.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts. Each record holder of these depositary receipts on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder’s depositary shares. The preferred stock depositary will vote the amount of preferred stock represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable action necessary to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of preferred stock represented by the depositary shares for which it does not receive specific instructions from the holders of depositary receipts evidencing the depositary shares. The preferred stock depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote made, as long as the action or non-action is in good faith and does not result from the preferred stock depositary’s negligence or willful misconduct.

Liquidation Preference

In the event that we voluntarily or involuntarily liquidate, dissolve or wind up, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as specified in the applicable prospectus supplement.

Conversion of Depositary Shares

The depositary shares will not be convertible into common stock or any of our other securities or property, unless we so specify in the applicable prospectus supplement relating to an offering of depositary shares.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment that imposes or increases any fees, taxes or other charges payable by the holders of depositary receipts, other than taxes and other governmental charges, fees and other expenses payable by the holders as described below under “Charges of Preferred Stock Depositary,” or that otherwise prejudices any substantial existing right of holders of depositary receipts, will not take effect as to outstanding depositary receipts until the expiration of 30 days after notice of the amendment has been mailed to the record holders of outstanding depositary receipts.

When we direct the preferred stock depositary to do so, the preferred stock depositary will terminate the deposit agreement by mailing a notice of termination to the record holders of all depositary receipts then outstanding at least 30 days prior to the date fixed in the notice for termination. In addition, the preferred stock depositary may terminate the deposit agreement if at any time 45 days have passed since the preferred stock depositary has delivered to us a written notice of its election to resign and a successor depositary has not been appointed and accepted its appointment. If any depositary receipts remain outstanding after the date of termination, the preferred stock depositary thereafter will discontinue the transfer of depositary receipts, will suspend the distribution of dividends to the holders thereof, and will not give any further notices, other than the notice of termination, or perform any further acts under the deposit agreement, except as provided below and except that the preferred stock depositary will continue to collect dividends on the preferred stock and other distributions with respect to the preferred stock and will continue to deliver the preferred stock together with any dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property, without liability for interest thereon, in exchange for any depositary receipts that are surrendered. At any time after the expiration of two years from the date of termination, the preferred stock depositary may sell the preferred stock then held by it at public or private sales, at such place or places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money or other property then held by it, without liability for interest thereon, for the pro rata benefit of the holders of depositary receipts that have not been surrendered.

In addition, the deposit agreement will automatically terminate if:

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all outstanding depositary shares have been redeemed; or
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there has been a final distribution of the related preferred stock in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing the preferred stock.

Charges of Preferred Stock Depositary

We will pay all fees, charges and expenses of the preferred stock depositary in connection with its performance of the deposit agreement, except for any taxes and other governmental charges and except as provided in the deposit agreement. Holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by the holders to be performed which are outside those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary. Any resignation or removal of the acting preferred stock depositary will take effect upon our appointment of a successor preferred stock depositary. We must appoint a successor preferred stock depositary within 45 days after delivery of the notice of resignation or removal.

Miscellaneous

The preferred stock depositary will make available for inspection to holders of depositary receipts any reports and communications the preferred stock depositary receives from us relating to the preferred stock.

We will not be liable, nor will the preferred stock depositary be liable, if we are prevented from or delayed in, by law or any circumstances beyond our control, performing our obligations under the deposit agreement. Our obligations and the obligations of the preferred stock depositary under the deposit agreement will be limited to performing our duties in good faith and without negligence or willful misconduct. We will not be obligated, nor will the preferred stock depositary be obligated, to prosecute or defend any legal proceeding relating to any depositary receipts, depositary shares or shares of preferred stock represented by depositary shares unless satisfactory indemnity is furnished to us. We may rely, and the preferred stock depositary may rely, on written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock represented by depositary shares for deposit, holders of depositary receipts or other persons we believe in good faith to be competent to give this information, and on documents we believe in good faith to be genuine and signed by a proper party.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, warrant agent or other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security in certain situations, as described under “—Special Situations When a Global Security Will Be Terminated”, or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee, agent or third party employed by us or a trustee or any agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

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how it handles securities payments and notices;
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whether it imposes fees or charges;
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how it would handle a request for the holders’ consent, if ever required;
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whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;
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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we described above;
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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
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an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;
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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. The rights of holders and street name investors are described above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
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if we notify any applicable trustee that we wish to terminate that global security; or
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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security is terminated, only the depositary, and not we, the trustee, the agent or other third party, as applicable, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the direct holders of those securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings within the meaning of Rule 415(a)(4) of the Securities Act or into an existing trading market on an exchange or otherwise, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to such prevailing market prices; or
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at negotiated prices.

Each time we offer and sell securities, we will provide a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) that will describe the method of distribution of the securities and any applicable restrictions, and the terms of the offering of the securities, including, to the extent applicable:

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the name or names of any agents or underwriters, brokers or dealers and the amount of shares underwritten or purchased by each of them, if any;
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the purchase price of the securities or other consideration therefor and the proceeds, if any, we will receive from the sale;
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any over-allotment or other options under which underwriters may purchase additional securities from us;
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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
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any public offering price of the securities;
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any discounts or concessions allowed or reallowed or paid to brokers or dealers; and
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any securities exchanges or markets on which such securities may be listed.

Only underwriters named in a prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement.

If underwriters are used in the sale of securities, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. If a dealer is used in the sale of securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction.

Sales to or through one or more underwriters or agents in at-the-market offerings, as such term is defined in Rule 415(a)(4) under the Securities Act, will be made pursuant to the terms of an agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares of common stock may be sold on a daily basis on any stock exchange, market or trading facility on which the common stock is traded, in negotiated transactions or otherwise as agreed with the underwriters or agents. The agreement will provide that any shares of common stock sold will be sold at negotiated prices or at prices related to the then prevailing market prices for the common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Subject to the terms of the relevant agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of the common stock or other securities. The terms of each such agreement will be described in a prospectus supplement.

We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to brokers or dealers. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, brokers, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, brokers, dealers or agents and will describe their compensation. We may have agreements with the underwriters, brokers, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make with respect to these liabilities. Agents, underwriters, brokers and dealers, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

We may authorize underwriters, brokers, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities we may offer will be a new issue of securities with no established trading market, other than our common stock, which is listed on the Nasdaq Global Select Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in these securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter or agent may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the common stock on the Nasdaq Global Select Market in accordance with Rule 103 of Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Aardvark Therapeutics, Inc. as of December 31, 2025 and 2024 and for the years then ended, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 4370 La Jolla Village Drive, Suite 1050, San Diego, CA 92122 or telephoning us at (858) 225-7696.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at https://aardvarktherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part or any prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus and any applicable prospectus supplement, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus and any applicable prospectus supplement, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

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our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026;

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our Current Reports on Form 8-K filed with the SEC on January 12, 2026, February 10, 2026, February 12, 2026 and February 27, 2026; and
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the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-42513), filed with the SEC under Section 12(b) of the Exchange Act on February 10, 2025, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

Aardvark Therapeutics, Inc.

4370 La Jolla Village Drive, Suite 105

San Diego, CA 92122

(858) 225-7696

Attn: Chief Executive Officer

You also may access these filings on our internet site at https://aardvarktherapeutics.com. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part or any prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2026

PROSPECTUS

Aardvark Therapeutics, Inc.
Up to $150,000,000
Common Stock
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We have entered into an Equity Distribution Agreement, dated March 23, 2026 (the Equity Distribution Agreement), with Piper Sandler & Co. (Piper Sandler), relating to the sale of shares of our common stock, $0.00001 par value per share, offered by this prospectus. In accordance with the terms of the Equity Distribution Agreement, pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $150,000,000 from time to time through or to Piper Sandler acting as sales agent.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “AARD.” On March 20, 2026, the closing price of our common stock on the Nasdaq Global Select Market was $4.07 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the Securities Act). Piper Sandler is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices, on mutually agreed terms between Piper Sandler and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Piper Sandler for sales of common stock sold pursuant to the Equity Distribution Agreement will be at a commission rate of 3.0% of the gross sales price per share sold under the Equity Distribution Agreement. In connection with the sale of common stock on our behalf, Piper Sandler will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Piper Sandler will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Piper Sandler with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the Exchange Act). See the section titled “Plan of Distribution” beginning on page 18 of this prospectus for additional information regarding the compensation to be paid to Piper Sandler.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings with the Securities and Exchange Commission (the SEC). See “Prospectus Summary – Implications of Being an Emerging Growth Company and a Smaller Reporting Company”.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus for a discussion of certain risks and uncertainties you should consider before investing in shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

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Piper Sandler
The date of this prospectus is , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer and sell shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants or rights to purchase any of such securities, either individually or in combination with other securities or in units, from time to time in one or more offerings, up to a total aggregate offering amount of $400,000,000. Under this prospectus, we may offer and sell shares of our common stock from time to time in one or more offerings, up to a total aggregate offering amount of $150,000,000 through or to Piper Sandler, acting as sales agent. These sales, if any, will be made pursuant to the terms of the Equity Distribution Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part. The $150,000,000 of shares of our common stock that may be sold under this prospectus are included in the $400,000,000 of our securities that may be sold under the registration statement.

We urge you to carefully read this prospectus, the documents incorporated by reference herein and therein and the additional information in the sections of this prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered under this prospectus. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference; however, if any statement in one of these documents is inconsistent with a statement in another document having a later date and that is incorporated by reference herein, the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Piper Sandler has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Piper Sandler is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

In this prospectus, unless otherwise indicated or required by the context, the terms “Aardvark,” “we,” “our,” “us” and the “Company” refer to Aardvark Therapeutics, Inc. and its subsidiaries. General information about us can be found on our website at https://aardvarktherapeutics.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into this prospectus and should not be considered part of this or any other report filed with the SEC.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains forward-looking statements about us and our industry within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of preclinical studies and clinical trials, research and development plans and costs, plans for manufacturing, regulatory approvals, timing and likelihood of success, as well as plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained in this prospectus and the documents incorporated by reference herein may include, but are not limited to, statements about:

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the initiation, timing, progress and results of our preclinical studies, clinical trials and research and development programs for our product candidates;
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our ability to demonstrate, and the timing of, preclinical proof-of-concept in vivo for our product candidates;
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our ability to successfully complete our clinical trials;
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our ability to quickly leverage our initial product candidates and to progress additional candidates;
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the prevalence of certain diseases and conditions we intend to treat and the size of the market opportunity for our product candidates;
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estimates of the number of patients with certain diseases and conditions we intend to treat and the number of subjects that we intend to enroll in our clinical trials;
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the likelihood of our clinical trials demonstrating safety and efficacy of our product candidates;
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the beneficial characteristics, including safety, efficacy and therapeutic effects, and potential advantages of our product candidates;
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the timing or likelihood of regulatory filings and approval for our product candidates;
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our ability to meet future regulatory standards with respect to our product candidates, if approved;
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our plans relating to the further development and manufacturing of our product candidates, including additional indications that we may pursue;
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our ability to identify additional product candidates or technologies with significant commercial potential that are consistent with our commercial objectives;
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the rate and degree of market acceptance and therapeutic benefits of our product candidates, if approved, and any other product candidates we may develop;
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the implementation of our strategic plans for our business, product candidates, research programs and technologies;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;
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anticipated developments related to our competitors and our industry;
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our competitive position and ability to leverage the clinical, regulatory and manufacturing advancements to accelerate our clinical trials and regulatory approval of product candidates;
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the success of competing therapies that are or may become available;
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our ability to identify and enter into future license agreements and collaborations;
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the expected potential benefits of strategic collaborations with third parties and our ability to attract collaborators with development, regulatory, manufacturing or commercialization expertise;
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our ability to efficiently and cost-effectively conduct our current and future clinical trials;
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our reliance on third parties to conduct clinical trials of our product candidates;
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our reliance on third parties for the manufacture of our product candidates;
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our plans relating to sales strategy, manufacturing and commercializing our product candidates, if approved;
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our ability to attract and retain sales personnel, or to contract with a sales organization, if our product candidates are approved;
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anticipated regulatory and legal developments in the United States and foreign countries in which we may seek regulatory approval for our product candidates in the future;
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our ability to attract and retain key scientific and management personnel;
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our expected or anticipated financial performance;
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our ability to obtain funding for our operations necessary to complete further development and commercialization of our product candidates, if approved;
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our ability to maintain existing, and establish new, strategic collaborations, licensing, or other arrangements, including our ability to comply with our financial obligations pursuant to the terms of such agreements;
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the sufficiency of our existing capital resources to fund our future operating expenses and capital expenditure requirements;
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our expectations regarding the period during which we will qualify as an emerging growth company under the JOBS Act or a smaller reporting company; and
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estimates of our expenses, capital requirements and needs for additional financing.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

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These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on March 23, 2026, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and elsewhere in the documents incorporated by reference into this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. There may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus, except as may be required under applicable securities laws. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make or enter into.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. This summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus. This summary is not complete and may not contain all of the information that may be important to you and that you should consider before deciding whether or not to invest in our securities. For a more complete understanding of Aardvark and this offering, you should carefully read this prospectus, including the information incorporated by reference into this prospectus, in its entirety. Investing in our securities involves risks that are described in the section of this prospectus entitled “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as updated by our subsequent annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, and in our other filings with the SEC.

The Company

Overview

We are a clinical-stage biopharmaceutical company focused on developing novel, small-molecule therapeutics to activate innate homeostatic pathways for the treatment of metabolic diseases. We target biological pathways associated with alleviating hunger that we believe have the potential to deliver transformative outcomes for patients. We have focused our efforts on developing selective compounds, targeting Bitter Taste Receptors (TAS2Rs) for hunger-associated conditions. Our initial compounds target TAS2Rs expressed in the gut lumen, which normally respond to the chemicals in food and participate in the gut-brain axis. Our research has shown that activating these receptors can induce the secretion of endogenous signaling molecules, including cholecystokinin (CCK), peptide YY (PYY) and glucagon-like peptide-1 (GLP-1).

TAS2Rs are a family of 26 different nutrient-sensing G protein-coupled receptors (GPCRs) that are broadly expressed among vertebrates. TAS2Rs are present in the oral cavity to convey bitter taste and are highly expressed in many other tissues throughout the body where they are key in regulating metabolic and inflammatory pathways. CCK has long been recognized as a promising pharmaceutical target because its release is triggered with food and it helps suppress hunger, which is the feeling of discomfort that comes from a perception of not having eaten recently. We believe suppression of hunger could be complementary to the suppression of appetite reported from patients on GLP-1 receptor targeted treatments, which reduce the desirability of food. Previous approaches to directly agonize CCK receptors through exogenous molecules have been limited by safety concerns driven by systemic exposure, resulting in on-target, off-tissue toxicity, and in turn leading to adverse effects, such as pancreatitis. Our wholly-owned lead product candidate, ARD-101, is an oral, largely gut-restricted small-molecule agonist of certain TAS2Rs expressed in the gut lumen. ARD-101, in contrast to previous approaches to directly agonize CCK receptors, elicits the endogenous release of CCK by leveraging the body’s natural response to TAS2R agonism. Besides our product candidates, we are not aware of any approved or other clinical-stage candidates targeting certain TAS2Rs.

ARD-101 has limited systemic absorption, which we believe reduces the potential for systemic toxicity and has contributed to ARD-101 being well-tolerated in our Phase 1 and 2 trials. We have completed a Phase 1 clinical trial of ARD-101 in healthy volunteers and a Phase 2 clinical trial in subjects with hyperphagia associated with Prader-Willi Syndrome (PWS). The Phase 2 clinical trial in hyperphagia associated with PWS evaluated two dosing regimens over 28 days followed by a 14-day withdrawal period. In Part 1 of the trial, 12 subjects completed the treatment period at a fixed dose of 200 mg delivered orally twice daily (BID). These 12 subjects that completed treatment had no significant treatment-related adverse events and, of these subjects, eight completed the Hyperphagia for Clinical Trial Questionnaire-9 (HQ-CT 9), with seven having complete post–database lock datasets. In this subgroup of seven, the mean decline at day 28 was approximately 9 points. In Part 2 of the trial, four subjects were dosed under a revised protocol: 400 mg BID for seven days, followed by 600 mg BID for seven days and ending with 800 mg BID for 14 days. The four subjects that completed the trial per protocol had only grade 1 treatment-related adverse events and showed a decrease in HQ-CT 9 of approximately eight points at 28 days. In our completed Phase 2 clinical trial in subjects with hyperphagia associated with PWS, ARD-101 was shown to be well-tolerated and demonstrated clinical activity through a reduction in Hyperphagia Questionnaire for Clinical Trials (HQ-CT) scores.

In the second quarter of 2025, we initiated dosing for a Phase 3 clinical trial for hyperphagia associated with PWS, which we refer to as the HERO (Hunger Elimination or Reduction Objective) trial. We previously reached alignment with the FDA on a protocol for a Phase 3 clinical trial, which we initiated in December 2024. In August 2025, we submitted a protocol amendment to remove the use of anti-psychotics and insulin-requiring type 2 diabetes as exclusion criteria for the clinical trial. In October 2025, we reached alignment with the FDA on a protocol

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amendment to lower the minimum age of eligibility to participate in the trial from 13 to 10 years of age. This change broadened the eligible trial population and expanded the potential addressable opportunity within PWS. In December 2025, we submitted an additional protocol amendment seeking to further lower the minimum age of eligibility to participate in the trial to 7 years of age. During the third quarter of 2025, we commenced enrollment for the HERO Open Label Extension (OLE) trial, which was available to patients completing the HERO trial and we initiated our first clinical sites in Australia. In January 2026, we announced over 50% completion of the target enrollment of 90 patients in the HERO trial and within the first quarter of 2026, we initiated clinical sites in the UK, South Korea and Canada.

On February 27, 2026, we voluntarily paused enrollment and dosing in the HERO and OLE trials following reversible cardiac observations in a healthy volunteer study and are currently reviewing the data and collaborating with the FDA to determine next steps. As a result, aspects of the trial design, development timeline and future clinical plans may change. Following the voluntary pause, we are reviewing the trial designs and protocols in collaboration with the FDA and the previously agreed protocol elements may be revisited.

Our second TAS2R program, ARD-201, was planned to be a fixed-dose combination of ARD-101 and a dipeptidyl peptidase-4 (DPP-4) inhibitor for the treatment of obesity and obesity-related conditions. We previously initiated a Phase 2 clinical trial, which we referred to as the POWER (Prevention Of WEight Regain) trial, in December 2025, to explore the efficacy of ARD-201 in the prevention of weight regain among patients who have successfully lost over 15% of body weight on GLP-1RA therapy. In addition, we previously planned to initiate a second Phase 2 trial for ARD-201 in the first half of 2026, which we referred to as the STRENGTH (Sitagliptin and TAS2R for weight Reduction with Exercise, Nutrition, and GLP-1RA Trial and Hunger assessment) trial. Because ARD-201 contains ARD-101 as a component of the planned combination therapy, we are assessing the potential implications of the voluntary pause of the HERO trial on the ARD-201 program. Following this assessment, we have voluntarily paused the STRENGTH and POWER clinical trials while we complete our ongoing evaluation of the safety observations identified in the healthy volunteer study of ARD-101 and continue discussions with the FDA regarding next steps for the ARD-101 program. We expect to provide further guidance in the second quarter of 2026.

In preparation for these trials, we expanded our clinical management and regulatory capabilities, including hiring clinical, regulatory and quality personnel, and we expect to continue to need to expand our clinical management and regulatory capabilities and to rely on third parties to conduct our later stage or pivotal clinical trials in the future. However, the timing of additional staffing and operational expansion may be delayed as we evaluate next steps following the voluntary pause of the HERO trial and related clinical programs.

Our Pipeline

We are advancing the below portfolio of wholly-owned novel and proprietary small-molecule programs that we believe can induce satiety in patients with hunger-associated indications, as outlined below. As discussed above, certain clinical programs, including the HERO trial for ARD-101 and the POWER and STRENGTH trials for ARD-201, are currently paused while we evaluate safety observations and continue discussions with the FDA regarding next steps.

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Our Hunger Associated TAS2R Pipeline

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as that term is defined in the JOBS Act. For as long as we continue to be an emerging growth company, we intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including:

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not being required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, as amended;
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permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies;
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reduced disclosure obligations regarding executive compensation in our periodic reports and Annual Reports on Form 10-K; and
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exemptions from the requirements of holding non-binding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Under the JOBS Act, we will remain an emerging growth company until the earliest of:

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the last day of the fiscal year during which we have total annual gross revenues of $1.235 billion or more;
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the last day of the fiscal year following the fifth anniversary of the Initial Public Offering, or December 31, 2030;
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the date on which we have issued, during the previous three-year period, more than $1.0 billion in non-convertible debt securities; and
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the date on which we are deemed to be a “large accelerated filer” under the Exchange Act (i.e., the first day of the fiscal year after we have (1) more than $700.0 million in outstanding common equity held by our non-affiliates, measured each year on the last day of our second fiscal quarter, (2) been public for at least 12 months, and (3) are not eligible to be deemed a “smaller reporting company” because we do not meet the revenue test of the definition of “smaller reporting company”, which includes an initial determination that our annual revenues are more than $100.0 million for the most recently completed fiscal year).

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We are also a “smaller reporting company,” meaning that the market value of our common stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our common stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our common stock held by non-affiliates is less than $700.0 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

We have elected to take advantage of certain of the reduced disclosure obligations regarding executive compensation in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings with the SEC. As a result, the information that we provide to our stockholders may be different from the information you receive from other public reporting companies.

Corporate Information

We were incorporated in Delaware on May 17, 2017. Our principal executive offices are located at 4370 La Jolla Village Drive, Suite 1050, San Diego, CA 92122 and our telephone number is (858) 225-7696. We have two wholly-owned subsidiaries, Artisan Therapeutics, Inc., incorporated in Delaware in October 2024, and Ardia Therapeutics, Inc, incorporated in Delaware in February 2026. Our corporate website address is https://aardvarktherapeutics.com. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part and the inclusion of our website address in this prospectus is an inactive textual reference. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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THE OFFERING

Common stock offered by us	Up to an aggregate of $150,000,000 of shares of our common stock.
Common stock to be outstanding immediately after this offering

Up to 58,670,389 shares (as more fully described in the notes following this table), assuming sales of 36,855,036 shares of our common stock in this offering at an assumed offering price of $4.07 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on March 20, 2026. The actual number of shares of common stock issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering” as defined in Rule 415(a)(4) under the Securities Act that may be made from time to time through or to Piper Sandler acting as sales agent. See the section of this prospectus entitled “Plan of Distribution” beginning on page 18 of this prospectus for additional detail.

Use of Proceeds

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. See the section of this prospectus entitled “Use of Proceeds” beginning on page 15 of this prospectus for additional detail.

Trading symbol	Our common stock is listed on the Nasdaq Global Select Market under the symbol “AARD.”
Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 21,815,353 shares of common stock outstanding as of December 31, 2025, but excludes:

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3,038,413 shares of common stock issuable upon the exercise of stock options outstanding under the Aardvark Therapeutics, Inc. 2025 Equity Incentive Plan and the Aardvark Therapeutics, Inc. 2025 Inducement Equity Incentive Plan as of December 31, 2025, with a weighted-average exercise price of $9.08 per share;
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up to 189,311 shares of common stock available for future issuance under the Aardvark Therapeutics, Inc. 2025 Equity Incentive Plan as of December 31, 2025, which contains provisions that may increase its share reserve each year, and pursuant to which 1,090,767 shares of common stock were added to the reserve on January 1, 2026;
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up to 185,408 shares of common stock available for future issuance under the Aardvark Therapeutics, Inc. 2025 Employee Stock Purchase Plan as of December 31, 2025, which contains provisions that may increase its share reserve each year, and pursuant to which 218,153 shares of common stock were added to the reserve on January 1, 2026; and
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up to 660,017 shares of common stock available for future issuance under the Aardvark Therapeutics, Inc. 2025 Inducement Equity Incentive Plan as of December 31, 2025.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is on file with the SEC, and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occur, our business, financial condition, results of operations, cash flow and future growth prospects could be seriously harmed. This could cause the market price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses as further described in the section of this prospectus entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in U.S. federal government or agency-issued obligations, FDIC-insured certificates of deposit, municipal bonds and money market accounts. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

The shares of our common stock sold in this offering, if any, will be sold from time to time at various prices. If you purchase shares in this offering at a price that is higher than the net tangible book value per share of our common stock, you would suffer immediate, and potentially substantial, dilution. Dilution or accretion with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering. The last reported sale price of our common stock on the Nasdaq Global Select Market on March 20, 2026 was $4.07 per share, which is less than our net tangible book value per share as of December 31, 2025. For a more detailed discussion regarding the foregoing and the accretion to new investors assuming that an aggregate of 36,855,036 shares of our common stock are sold at $4.07 for aggregate gross proceeds of approximately $150,000,000, please see the section of this prospectus entitled “Dilution”. The exercise of outstanding stock options may result in further dilution of your investment.

The shares of common stock will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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The actual number of shares we will issue under the Equity Distribution Agreement with Piper Sandler, at any one time or in total, is uncertain.

Subject to certain limitations in the Equity Distribution Agreement with Piper Sandler and compliance with applicable law, we have the discretion to deliver issuance notices to Piper Sandler at any time throughout the term of the Equity Distribution Agreement. The number of shares that are sold by Piper Sandler after delivering an issuance notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Piper Sandler. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our common stock for a price greater than that which you paid for it.

We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we may incur. As a result, you may not receive any return on an investment in our common stock unless you sell your shares of our common stock for a price greater than that which you paid for it.

Sales of a significant number of shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of Piper Sandler, and subject to certain exceptions set forth in the Equity Distribution Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock during the period beginning on the date a placement notice is delivered to Piper Sandler pursuant to the Equity Distribution Agreement and ending on the date of settlement of sales pursuant to such placement notice. We have further agreed, subject to certain exceptions set forth in the Equity Distribution Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock in any other “at the market offering” or continuous equity transaction prior to the termination of the Equity Distribution Agreement with Piper Sandler. Therefore, it is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations about our product candidates, market position, market opportunity, market size, competitive position and the incidence of certain medical conditions, is based on or derived from publicly available information released by industry analysts and third-party sources, independent market research, industry and general publications and surveys, governmental agencies, our internal research and our industry experience. The content of these third-party sources, except to the extent specifically set forth in this prospectus, does not constitute a portion of this prospectus and is not incorporated herein. Our estimates of the potential market opportunities for our product candidates include a number of key assumptions based on our industry knowledge and industry publications, the latter of which may be based on small sample sizes and fail to accurately reflect such information, and you are cautioned not to give undue weight to such estimates. Although we are responsible for all of the disclosure contained in this prospectus and we believe that our internal assumptions are reasonable, no independent source has verified such assumptions.

Industry publications and third-party research often indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information and such information is inherently imprecise. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate is necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in this prospectus, and involve a number of assumptions and limitations. These and other factors could cause results to differ materially from those expressed in the estimates made by independent third parties and by us. You are cautioned not to give undue weight to any such information, projections and estimates.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $150,000,000 from time to time under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that, in the future, we will sell any shares under or fully utilize the Equity Distribution Agreement with Piper Sandler as a source of financing. We currently intend to use the net proceeds of this offering for general corporate purposes, which may include funding research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to in-license, acquire, or invest in complementary businesses, technology platforms, products, services, technologies or other assets. However, we do not have any agreements or commitments to enter into any material acquisitions or investments at this time.

The amounts of and timing of our use of the net proceeds from the sale of securities under this prospectus will depend on a number of factors. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of securities under this prospectus. Accordingly, we will retain broad discretion over the use of such proceeds. Pending application of the net proceeds as described above, we intend to invest the net proceeds from the offering that are not used as described above in U.S. federal government or agency-issued obligations, FDIC-insured certificates of deposit, municipal bonds and money market accounts.

13

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent the public offering price per share of our common stock exceeds the net tangible book value per share of common stock immediately after this offering. Dilution or accretion with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2025 was approximately $106.6 million, or $4.89 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of our common stock outstanding as of December 31, 2025.

After giving effect to the sale of our common stock pursuant to this prospectus in the aggregate amount of $150,000,000 at an assumed offering price of $4.07 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on March 20, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $251.6 million, or $4.29 per share of common stock. This represents an immediate decrease in the net tangible book value of $0.60 per share to our existing stockholders and an immediate accretion in net tangible book value of $0.22 per share to new investors. While you will experience immediate accretion under the assumed public offering price of $4.07 per share, if you purchase shares at a price that is above our net tangible book value per share, you will experience immediate dilution.

The following table illustrates these changes in net tangible book value per share as a result of this offering:

Assumed public offering price per share of common stock		$4.07
Net tangible book value per share as of December 31, 2025	$4.89
Decrease in net tangible book value per share attributable to this offering	(0.60)
As adjusted net tangible book value per share after this offering		4.29
Accretion in net tangible book value per share to investors participating in this offering		$0.22

The table above assumes for illustrative purposes that an aggregate of 36,855,036 shares of our common stock are sold pursuant to this prospectus at a price of $4.07 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on March 20, 2026, for aggregate net proceeds of approximately $145.0 million, after deducting commissions and estimated aggregate offering expenses payable by us. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus. The shares sold in this offering, if any, will be sold from time to time at various prices.

The above discussion and table are based on 21,815,353 shares of common stock outstanding as of December 31, 2025, but excludes:

•
3,038,413 shares of common stock issuable upon the exercise of stock options outstanding under the Aardvark Therapeutics, Inc. 2025 Equity Incentive Plan and the Aardvark Therapeutics, Inc. 2025 Inducement Equity Incentive Plan as of December 31, 2025, with a weighted-average exercise price of $9.08 per share;
•
up to 189,311 shares of common stock available for future issuance under the Aardvark Therapeutics, Inc. 2025 Equity Incentive Plan as of December 31, 2025, which contains provisions that may increase its share reserve each year, and pursuant to which 1,090,767 shares of common stock were added to the reserve on January 1, 2026;
•
up to 185,408 shares of common stock available for future issuance under the Aardvark Therapeutics, Inc. 2025 Employee Stock Purchase Plan as of December 31, 2025, which contains provisions that may

14

increase its share reserve each year, and pursuant to which 218,153 shares of common stock were added to the reserve on January 1, 2026; and
•
up to 660,017 shares of common stock available for future issuance under the Aardvark Therapeutics, Inc. 2025 Inducement Equity Incentive Plan as of December 31, 2025.

To the extent that options are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there may be dilution, or further dilution, to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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PLAN OF DISTRIBUTION

We have entered into the Equity Distribution Agreement with Piper Sandler, as our sales agent, under which we may offer and sell shares of our common stock from time to time through Piper Sandler. Pursuant to this prospectus, we may offer and sell up to $150,000,000 of our shares of common stock. A copy of the Equity Distribution Agreement is attached as an exhibit to the registration statement of which this prospectus forms a part.

Piper Sandler will use commercially reasonable efforts to sell on our behalf all shares of our common stock requested to be sold by us, consistent with its normal trading and sales practices, under the terms and subject to the conditions set forth in the Equity Distribution Agreement. We may instruct Piper Sandler not to sell our common stock if the sales cannot be effected at or above the price designated by us in any instruction. We or Piper Sandler may suspend the offering of our common stock upon proper notice and subject to other conditions, as further described in the Equity Distribution Agreement.

Upon delivery of a placement notice, and subject to our instructions in that notice and the terms and conditions of the Equity Distribution Agreement generally, Piper Sandler may sell our common stock by any method permitted by law that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, including sales made directly on or through the Nasdaq Global Select Market or on any other existing trading market for our common stock. Piper Sandler will provide written confirmation to us no later than the opening of trading on the Nasdaq Global Select Market on the day following each day in which our common stock is sold under the Equity Distribution Agreement. Each such confirmation will include the number of shares of our common stock sold on such day, the volume-weighted average price of the shares sold, the net proceeds to us and the compensation payable by us to Piper Sandler in connection with such sales.

We will pay Piper Sandler commissions for its services in acting as sales agent in the sale of our common stock. Piper Sandler will be entitled to compensation in an amount equal to 3.0% of the gross sales price of all common stock sold through it as sales agent under the Equity Distribution Agreement. We have also agreed to reimburse Piper Sandler for the out-of-pocket reasonable fees and disbursements of its legal counsel, in an amount not to exceed $100,000 in connection with the establishment of this at the market offering program in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for this offering, excluding compensation payable to Piper Sandler under the terms of the Equity Distribution Agreement, will be approximately $0.5 million.

Settlement for sales of our common stock will occur on the first business day following the date on which any such sales are made, or on some other date that is agreed upon by us and Piper Sandler in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through Piper Sandler, as sales agent, under the Equity Distribution Agreement, and the net proceeds to us in connection with such sales.

Piper Sandler and its affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, fiduciary and advisory services for us for which they have received, and may in the future receive, customary fees and expenses. Piper Sandler and its affiliates may from time to time engage in other transactions with and perform services for us in the ordinary course of their business.

In connection with the sale of our common stock on our behalf, Piper Sandler will be deemed to be an underwriter within the meaning of the Securities Act, and the compensation paid by us to Piper Sandler will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Piper Sandler against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that Piper Sandler may be required to make because of such liabilities.

The offering of our common stock pursuant to the Equity Distribution Agreement will terminate upon termination of the Equity Distribution Agreement. The Equity Distribution Agreement may be terminated by Piper Sandler or us at any time upon specified prior written notice.

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LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Piper Sandler & Co. is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of Aardvark Therapeutics, Inc. as of December 31, 2025 and 2024 and for the years then ended, incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be offered under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth or incorporated by reference in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or an exhibit to the reports or other documents incorporated by reference into this prospectus, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 4370 La Jolla Village Drive, Suite 1050, San Diego, CA 92122 or telephoning us at (858) 225-7696.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at https://aardvarktherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part and the inclusion of our website address in this prospectus is an inactive textual reference.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it into this prospectus, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We are incorporating by reference the documents listed below as of their respective dates of filing, which we have already filed with the SEC. Any report or information within any of the documents referred below that is furnished, but not filed, shall not be incorporated by reference into this prospectus.

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 23, 2026;
•
our Current Reports on Form 8-K filed with the SEC on January 12, 2026, February 10, 2026, February 12, 2026 and February 27, 2026; and
•
the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-42513), filed with the SEC under Section 12(b) of the Exchange Act on February 10, 2025, including any amendments or reports filed for the purpose of updating such description, including the description of our common stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are also available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address or phone number:

Aardvark Therapeutics, Inc.

4370 La Jolla Village Drive, Suite 1050

San Diego, CA 92122

(858) 225-7696

Attn: Chief Executive Officer

You also may access these filings on our internet site at https://aardvarktherapeutics.com. Information contained on or connected to our website is not a part of, and is not incorporated into, this prospectus or the registration statement of which this prospectus is a part and the inclusion of our website address in this prospectus is an inactive textual reference. This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

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Up to $150,000,000

Common Stock

Prospectus

Piper Sandler

, 2026

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown, except for the SEC registration fee and FINRA filing fee, are estimates.

SEC registration fee		$55,240
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent and registrar fees and expenses		*
Trustee fees and expenses		*
Blue sky fees and expenses (including legal fees)		*
FINRA filing fee		60,500
Printing and miscellaneous fees and expenses		*
Total	$	*

* These fees are calculated based on the type of securities offered and the number of issuances and accordingly, cannot be estimated at this time. The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

The Registration is incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s fourth amended and restated certificate of incorporation and amended and restated bylaws contain provisions that limit the liability of the Registrant’s directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Registrant’s directors and officers will not be personally liable to the Registrant or the Registrant’s stockholders for monetary damages for any breach of fiduciary duties as directors or officers, except liability for the following:

•
any breach of their duty of loyalty to the Registrant or the Registrant’s stockholders;
•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
with respect to directors, unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;
•
with respect to officers, derivative claims brought on behalf of the Registrant; or
•
any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors or officers of corporations, then the personal liability of the Registrant’s directors and officers will be further limited to the greatest extent permitted by the DGCL.

The Registrant’s fourth amended and restated certificate of incorporation also provides that the Registrant will indemnify, to the fullest extent permitted by law, each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving, or has agreed to serve, at the request of the Registrant, as a director, officer, incorporator, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. In addition, the Registrant’s fourth amended and restated certificate of incorporation provides that the Registrant must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, the Registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding, subject to certain exceptions. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Registrant’s fourth amended and restated certificate of incorporation, amended and restated bylaws and in indemnification agreements that the Registrant enters into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. Except as may be disclosed this Registration Statement or the documents incorporated by reference herein, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant’s amended and restated bylaws provide that the Registrant may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Registrant has obtained insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Registrant’s directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

See also the undertakings set out in response to Item 17 herein.

Item 16. Exhibits

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	Filing Date/Period End Date	Exhibit	Filed Herewith
1.1†	Form of Underwriting Agreement
1.2	Equity Distribution Agreement dated as of March 23, 2026, by and between Aardvark Therapeutics, Inc. and Piper Sandler & Co.				X
4.1	Form of Common Stock Certificate	S-1/A	02/06/2025	4.1
4.2	Form of Indenture				X
4.3†	Specimen Preferred Stock Certificate and Form of Certificate of Designation of Preferred Stock
4.4†	Form of Debt Securities
4.5†	Form of Warrant Agreement (including form of Warrant Certificate)
4.6†	Form of Depositary Agreement and Form of Depositary Receipt
4.7†	Form of Rights Agreement
4.8†	Form of Unit Agreement
5.1	Opinion of Paul Hastings LLP				X
23.1	Consent of BDO USA, P.C., Independent Registered Public Accounting Firm				X
23.2	Consent of Paul Hastings LLP (contained in Exhibit 5.1 to this Registration Statement)				X
24.1	Power of Attorney (contained on the signature page)				X
25.1†	Statement of Eligibility of Trustee on Form T-1
107	Filing Fee Table				X

† To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference, if applicable.

Item 17. Undertakings

(a)
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)
Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)
Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(6)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 23, 2026.

AARDVARK THERAPEUTICS, INC.

By:	/s/ Tien-Li Lee, M.D.
Name: Tien-Li Lee, M.D.
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tien-Li Lee, M.D. and Nelson Sun, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said registration statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable Aardvark Therapeutics, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his or her substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tien-Li Lee, M.D.	Chief Executive Officer and Director	March 23, 2026
Tien-Li Lee, M.D.	(Principal Executive Officer)

/s/ Nelson Sun	Chief Financial Officer and Operating Officer	March 23, 2026
Nelson Sun	(Principal Accounting and Financial Officer)

/s/ Jeffrey Chi, Ph.D.
Jeffrey Chi, Ph.D.	Director	March 23, 2026

/s/ Roy D. Baynes, M.D., Ph.D.	Director	March 23, 2026
Roy D. Baynes, M.D., Ph.D.

/s/ Susan E. Graf.	Director	March 23 2026
Susan E. Graf

/s/ Victor Tong, Jr.	Director	March 23, 2026
Victor Tong, Jr.